UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

AROTECH CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On September 23, 2019, Arotech Corporation (“Arotech”) delivered the following communications in connection with its pending acquisition by an affiliate of Greenbriar Equity Group, L.P.:

(i) Notice to Employees; and

(ii) Notice to Customers.

The press release referred to in the communications included herein is filed as Exhibit 99.1 to the Current Report on Form 8-K filed by Arotech on September 23, 2019.

Notice to Employees

Employees of Arotech Corporation and Arotech Subsidiaries

Arotech team,

I am writing to you today to provide you with information about a new business relationship for Arotech. You may have seen the press release that came out this morning. We just announced that affiliates of Greenbriar Equity Group, L.P. (“Greenbriar”) have entered a merger agreement to acquire Arotech. Assuming a successful completion of the transaction that our board has approved, Arotech will become a wholly owned subsidiary of Greenbriar and no longer be a public company.

This is exciting news for the future of Arotech. Greenbriar has $3.5B invested in market leading companies like ours, and is eager to partner with us to help grow Arotech and to build on the world class products and services that we offer.

I want to make sure that you have some basic facts about the contemplated transaction:

•	Arotech would continue to exist, but would be owned by Greenbriar instead of being a publicly traded company.

•	FAAC Incorporated, UEC Electronics and Epsilor/Electric Fuel would all continue to be subsidiaries of Arotech with their own management teams.

•	There are some hurdles that have to be cleared prior to the transaction being finalized. I estimate that this will take until Q1 of 2020, and it is not guaranteed.

•	We are pursuing this arrangement because we believe that the offer being made by Greenbriar provides significant value to Arotech stockholders.

•

Greenbriar is pursuing this purchase, because they believe that they are in a position to help Arotech grow faster than it has been growing, and to create a return to its investors by increasing the value of Arotech.

I am confident that given Greenbriar’s past performance, decades of experience and significant operating resources that the proposed transaction will only have a positive effect on our on-going operations. Greenbriar is choosing Arotech because of the strong products and services that we offer and because of all of the dedicated employees that continue to contribute to our success.

Being a public company has many benefits, but is also costly for a company our size. Becoming private would allow us to more effectively allocate resources and more easily access capital to support our long term growth which, in turn, helps create opportunities for all of us.

I anticipate that this announcement will have no immediate effect on any of our jobs, and want to be sure that we remain focused on providing our customers with exceptional products and service. I wanted to provide you with this information as soon as allowable following the public announcement so that you would be fully informed and recognize this as a positive step for Arotech.

Very truly yours,

Arotech Corporation

Dean Krutty

Arotech CEO

DMK/hs

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Arotech Corporation (“Arotech”) and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Arotech will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Arotech may file with the SEC or send to Arotech’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF AROTECH ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AROTECH, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Arotech’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Arotech with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Arotech with the SEC will also be available free of charge on Arotech’s website at www.arotech.com or by contacting Arotech’s Investor Relations contact at Scott.Schmidt@arotechusa.com.

Participants in the Solicitation

Arotech and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Arotech’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Arotech and their ownership of shares of Arotech’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 7, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 22, 2019 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Notice to Customers

Company Name

Street Address

City, State, Zip

Attention:

Reference:     Contract No.:

Subcontract No.:

CDRL No:  XXXX

We are providing you a courtesy notification regarding the recently announced agreement between our parent company, Arotech (NASDAQ: ARTX) and Greenbriar Equity Group. Attached you will find a copy of the press release.

Assuming a successful completion of the transaction, Arotech will become a wholly owned subsidiary of Greenbriar. We are confident that given Greenbriar’s past performance, deep domain expertise, decades of experience, extensive network of industry relationships, and significant operating resources this transaction will only have a positive effect on our on-going operations.

FAAC Incorporated will remain a wholly-owned subsidiary of Arotech. We do not anticipate that this change will affect FAAC or our ability to perform on our current or future contracts.

Please do not hesitate to contact me with any questions or concerns.

Very truly yours,

FAAC Incorporated

Author

Title

XXX/yyy

Enclosure:

cc:

Additional Information about the Proposed Merger Transaction and Where to Find It

This communication relates to the proposed merger transaction involving Arotech Corporation (“Arotech”) and may be deemed to be solicitation material in respect of the proposed merger transaction. In connection with the proposed merger transaction, Arotech will file relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including a proxy statement on Schedule 14A (the “Proxy Statement”). This communication is not a substitute for the Proxy Statement or for any other document that Arotech may file with the SEC or send to Arotech’s stockholders in connection with the proposed merger transaction. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF AROTECH ARE URGED TO READ THE PROXY STATEMENT

(INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AROTECH, THE PROPOSED MERGER TRANSACTION AND RELATED MATTERS. The proposed merger transaction will be submitted to Arotech’s stockholders for their consideration. Investors and security holders will be able to obtain free copies of the Proxy Statement (when available) and other documents filed by Arotech with the SEC through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed by Arotech with the SEC will also be available free of charge on Arotech’s website at www.arotech.com or by contacting Arotech’s Investor Relations contact at Scott.Schmidt@arotechusa.com.

Participants in the Solicitation

Arotech and its directors and certain of its executive officers and employees may be deemed to be participants in the solicitation of proxies from Arotech’s stockholders with respect to the proposed merger transaction under the rules of the SEC. Information about the directors and executive officers of Arotech and their ownership of shares of Arotech’s common stock is set forth in its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on March 7, 2019, its proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on March 22, 2019 and in subsequent documents filed with the SEC, including the Proxy Statement. Additional information regarding the persons who may be deemed participants in the proxy solicitations and a description of their direct and indirect interests in the merger transaction, by security holdings or otherwise, will also be included in the Proxy Statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of this document as described above.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Arotech generally identifies forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Arotech has based these forward-looking statements largely on its then-current expectations and projections about future events and financial trends as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Arotech’s control. Arotech’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with Arotech’s ability to obtain the stockholder approval required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; (ii) the outcome of any legal proceedings that may be instituted against the parties and others related to the merger agreement; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the merger agreement, (iv) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; and (v) those risks detailed in Arotech’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Arotech from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Arotech cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from

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those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Arotech undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

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